CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm in this Registration Statement on Form N-14 of Rational Select Asset Fund, a series of Mutual Fund and Variable Insurance Trust, under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

May 23, 2017